EXHIBIT 10.1

                               SEVERANCE AGREEMENT
                               -------------------

         This Severance Agreement (this "Agreement") between Global Resource Corporation ("GRC" or the "Company"), a Nevada Corporation with its principal executive office located at 408 Bloomfield Drive-Unit #1, West Berlin, NJ 08091, Frank G. Pringle, for himself and any present and former spouses, dependants, heirs, executors, administrators, creditors, counsel, successors and assigns (collectively referred to throughout this Agreement, except as the recipient of the consideration, as "Pringle") and 888 Corporation, a New Jersey corporation owned, directly or indirectly by Pringle ("888 Corp."), is dated as of November 12, 2008.

         NOW, THEREFORE, in consideration of the mutual covenants and representations contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. RESIGNATION FROM THE BOARD. As of the date hereof, Pringle hereby resigns as Chairman and as a member of GRC's Board of Directors and in all other capacities, if any, with GRC.

         2. TERMINATION OF CONSULTING AGREEMENT. The Company, Pringle and 888 Corp. hereby agree that as of the date of this Agreement, the Consulting Agreement between 888 Corp. and the Company dated as of January 1, 2008 (the "Consulting Agreement") is hereby terminated and of no further force or effect with no further consideration, royalties and/or benefits due from GRC and/or its affiliates to 888 Corp. and/or Pringle thereunder or otherwise. In connection with the termination of the Consulting Agreement, 888 Corp. hereby irrevocably and unconditionally, releases the lien and security interest granted to 888 Corp. pursuant to the Consulting Agreement and agrees to deliver any document or instrument requested by the Company in connection with such termination.

3. RETURN OF SHARES. Upon the execution of this Agreement, (i) Pringle shall return the Two Hundred Twenty-Five Thousand (225,000) shares of Company Common Stock issued to him on or about June 26, 2008 and presently held in "street name" with UBS and shall take any and all actions requested by GRC in connection with the return of such shares; and (ii) Pringle shall immediately cease and desist from selling, assigning, transferring, pledging or otherwise encumbering any Company stock owned by Pringle, except as otherwise permitted pursuant to
Section 7 of this Agreement.

4. PRINGLE'S REPRESENTATIONS AND OBLIGATIONS REGARDING INTELLECTUAL PROPERTY.

                  (a) Pringle acknowledges and agrees that any and all prior agreements, assignment documents, instruments of conveyance or other documents relating to the assignment, transfer or other conveyance from Pringle and/or any of his current or former affiliates to the Company involving the intellectual property rights and/or other rights relating to microwave apparatuses and processes applied in medical applications as well as applied to any of a wide variety of materials and compositions of matter (e.g., including, but not limited to, oil, coal, shale, tar sands, tires, plastics, bio-derived materials, and the like, as well as any products formed using said microwave apparatuses and processes), including without limitation, the intellectual property described on Schedule A hereto (collectively, the "Assigned Intellectual Property") are valid and enforceable in all respects.

                  (b) Pringle represents and warrants that, except as set forth on Schedule 4(b), he is the sole inventor with respect to all of the Assigned Intellectual Property and there are no claims or potential claims by third parties relating to the creation and/or ownership of any such Assigned Intellectual Property. Pringle further represents and warrants that the assignor of any such Assigned Intellectual Property owned all of such Assigned Intellectual Property free and clear of all liens, claims and/or encumbrances as of the date of assignment to the Company and had the full right, power and authority to assign and did assign such Assigned Intellectual Property to the Company free and clear of all liens, claims and/ or encumbrances.

                  (c) If and to the extent that any of the Assigned Intellectual Property has not been previously assigned to the Company or any actions are required to complete and/or perfect any such assignments, Pringle hereby irrevocably and unconditionally assigns to the Company without further consideration all right, title, and interest worldwide in and to the Assigned Intellectual Property and any and all rights associated therewith. Pringle understands and agrees that he has no right to use the Assigned Intellectual Property. If any Assigned Intellectual Property or rights therein, has not and cannot (as a matter of law) be assigned by Pringle to the Company as provided above, then Pringle unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against Company with respect to such rights. In addition, to the extent Pringle cannot (as a matter of law) make such waiver Pringle unconditionally grants to Company a perpetual, irrevocable, worldwide, fully-paid, royalty-free, transferable license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights (i) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally perform, and otherwise use and exploit the

Assigned Intellectual Property in any medium or format, whether now known or hereafter discovered, (ii) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service, and (iii) to exercise any and all other present or future rights not yet known in the Assigned Intellectual Property. Pringle hereby assigns to Company any and all claims, past, present, or future, of any nature whatsoever Pringle may have for infringement, misappropriation, or violation of any Assigned Intellectual Property.

         (c) Pringle shall cooperate with and assist Company and its designees, as requested at any time, in obtaining, perfecting, maintaining, and enforcing Company's or its designees rights in the Assigned Intellectual Property and execute and deliver to Company any documents or take any other actions as may reasonably be necessary, or as Company may request, to perfect, maintain, protect, or enforce Company's or its designees right in the Assigned Intellectual Property or otherwise carry out the purpose of this Section 4. Pringle hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Pringle's agent and attorney-in-fact to act for and in Pringle's behalf to execute, deliver, and file any and all documents with the same legal force and effect as if executed by Pringle, if Company or its designee is unable for any reason to secure Pringle's signature on any document needed in connection with the actions described in this Section 4.

         5. CONSIDERATION. As consideration for entering into this Agreement, the return by Pringle of the Two Hundred Twenty Five Thousand (225,000) shares of Company Common Stock pursuant to Section 3 hereof, and the continued compliance with the representations, covenants and obligations of Pringle and 888 Corp. hereunder, GRC agrees to pay Pringle $200,000.00 per year (payable in monthly installments in accordance with the Company's regular payroll schedule), for the six (6) year period commencing on January 1, 2009 (the "Payout Amount") (with Pringle or 888 Corp. receiving the same compensation amount heretofore received in 2008 for the balance of 2008), less applicable withholding taxes, if any, subject to Pringle and 888 Corp.'s continued compliance with the terms of this Agreement and the Company's indemnification and offset rights described in
Section 14. Pringle agrees that he will be responsible for his own health insurance coverage.

         6. NO CONSIDERATION ABSENT EXECUTION OF THIS AGREEMENT. Pringle understands and agrees that GRC is entering into this Agreement in reliance on his representations, warranties and covenants contained herein and that he would not receive the benefits specified in this Agreement except for his and 888 Corp.'s execution of this Agreement and his and 888 Corp.'s complete and timely fulfillment of their respective obligations contained herein.

         7. RESTRICTIONS ON SALE; RIGHT OF FIRST OFFER.

         (a) Pringle agrees that neither he nor his spouse nor any dependent or any entity directly or indirectly controlled by any of them (collectively "Pringle Related Parties") will sell, assign, transfer, pledge or otherwise encumber (collectively, "Transfer") more than an aggregate of Four Hundred Thousand (400,000) shares of Company Common Stock (excluding the shares returned to the Company pursuant to Section 3) in the three (3) month period beginning February 1, 2009, an aggregate of Three Hundred Thousand (300,000) shares of Company Common Stock in the three (3) month period beginning May 1, 2009 and an aggregate of Two Hundred Fifty Thousand (250,000) shares of Company Common Stock in any three month period thereafter beginning with the three (3) month period beginning August 1, 2009, and any and all such shares shall be subject to the right of first offer set forth in this Section 7. Pringle agrees that he will not sell any shares from the date of this Agreement through January 31, 2009. Any attempt by Pringle or any Pringle Related Parties to effect a Transfer in violation of this Section 7 shall be void and ineffective for all purposes. The restrictions set forth in this Section 7 shall terminate at such time as Pringle and the Pringle Related Parties in the aggregate own less than Five Million (5,000,000) shares of Company stock; provided, that Pringle and the Pringle Related Parties have complied with the provisions of this Section 7 at all times prior thereto and are otherwise not in default under this Agreement.

         (b) If Pringle and/or any Pringle Related Parties desires to Transfer any shares of Company stock owned by them that they are otherwise permitted to Transfer hereunder, he or they shall first deliver to the Company a written notice (the "Offer Notice"), which Offer Notice shall include: (A) the number of shares of Company stock desired to be sold (the "Offered Stock"); (B) the purchase price for the shares of Offered Stock; and (C) an offer to sell such Offered Stock to the Company (or its assignee or designee) in accordance with this Section 7, at the purchase price specified in such Offer Notice. The Company and/or its assignee(s) or designee(s) shall then have the first right and option (but not the obligation) to purchase all or any of the Offered Stock at the purchase price stated in the Offer Notice. Such right and option may be exercised by the Company and/or its assignee or designee by giving written notice of such election (including the amount of Offered Stock the purchaser desires to purchase) to Pringle within ten (10) days following receipt of the of the Offer Notice (the "Acceptance Notice").

         (c) Unless the parties to any purchase and sale otherwise agree in writing, the closing of any purchase and sale of Offered Stock pursuant to this
Section 7 shall take place on the tenth (10th) day following delivery of the Acceptance Notice (or the next succeeding business day if such day is not a business day). In the event the Company and/or its assignee or designee fails to deliver an Acceptance Notice with respect to all of the Offered Stock set forth in any Offer Notice within ten (10) days of receipt of such Offer Notice, Pringle or a Pringle Related Parties shall have the right, to sell any remaining Offered Stock at a price equal to or exceeding the price set forth in the Offer Notice. Such sale shall close during the calendar quarter in question. If Pringle or a Pringle Related Parties does not consummate any such Transfer within such calendar quarter, then such Transfer may not be consummated without repetition of the procedures set forth in this Section 7.

         8. TAX LIABILITY: REIMBURSEMENT OF THE COMPANY WITH RESPECT TO OTHER MATTERS.

         (a) In the event of a tax assessment by any federal, state or local taxing authority with respect to any alleged failure to make all required payments, deductions or withholding from sums paid or to be paid Pringle by the Company, Pringle promptly shall pay that assessment and any related interest, penalties or other charges.

         (b) Pringle agrees that he will pay to the Company by March 1, 2009 (i) the amounts of any and all personal expenses incurred by the Company in respect of matters personal to Pringle or a Pringle Related Party and not Company oriented, and (ii) fifty percent (50%) of the amounts incurred by the Company in connection with the investigation conducted by the Company with respect to activities conducted by Pringle while he was an officer or director of the Company, and the expenses incurred by the Company in connection with the preparation and negotiation of this Agreement (the amount in clause (ii) to be paid by FP is expected to be approximately $15,000). Mr. Pringle also acknowledges that he will be responsible for any Claims (as hereinafter defined) incurred by the Company as a result of agreements executed by Pringle on behalf of the Company or commitments made by Pringle on behalf of the Company which were not properly approved by the Board of Directors or are injurious to the Company.

         (c) The offset rights under this Section 8 shall be subject to the indemnification provisions of Section 14 hereafter.

         9. NON-COMPETE/NON-SOLICIT. Pringle agrees that during the period that he is to receive the payments set forth in Section 5 and for a period of three
(3) years following the final payment thereunder (the "Restricted Period"), he shall not, directly or indirectly, in any manner whatsoever engage or participate in, either alone or with others (including as an employee, representative, agent, independent contractor, broker, consultant, partner, owner, director, trustee or stockholder of any partnership, business trust, company, corporation or other business entity that engages in), any activity that in any way compete with the business of the Company. During the Restricted Period, Pringle shall not, directly or indirectly: (i) contact any Company employee other than the Company's CEO with respect to any matter (except as explicitly requested by the Company) or induce or attempt to influence any then current employee of the Company to leave its employ with the Company or hire an individual who was employed by the Company within the year prior to the date of this Agreement, (ii) contact (except as explicitly requested by the Company), solicit or direct any then-existing customer or supplier of the Company or any customer or supplier of the Company within the year prior to this Agreement for the purpose of competing with the Company, or in any manner attempting to influence any other person or other entity to cease or alter its business relationship with the Company, or with respect to any matter relating to the business or the intellectual property of the Company, or (iii) commit any act that injures the business or business relationships of the Company or otherwise has an adverse economic effect on the Company, if such act was committed intentionally to have such consequence. If Pringle violates his obligations under this Section 9, then the time periods hereunder shall be extended by the period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminated.

         10. CONFIDENTIAL INFORMATION. Pringle acknowledges that, he had access to information that is confidential and proprietary to the Company, including without limitation, business, operational and marketing plans, financial information, ideas, concepts, processes, business methods, procedures, operations, software, source, code, object codes, specifications, documentation, trade secrets, technology, cost, pricing and sales information, lists and files of the Company in whatever form or media (collectively, "Confidential Information"). Pringle agrees that GRC had no obligation to specifically identify any information as Confidential Information for it to be entitled to protection as such. Pringle agrees to return to GRC all copies of Confidential Information directly or indirectly in his possession or control. Pringle further agrees not to disclose to any person any Confidential Information without the prior written consent of GRC.

         11. NON-DISPARAGEMENT. In consideration of the parties' agreement as set forth herein, the parties agree that they will not make disparaging or defamatory statements, or in the case of Pringle or any Pringle Related Party, will not take any action which would reasonably have the effect of injuring the Company, about each other or their past or present officers, directors, agents and employees, to any third parties, including, without limitation, to any customer, employee, vendor, stockholder or client.

         12. RELIEF FOR BREACH OF THIS AGREEMENT. (a) Pringle agrees that it is fair, reasonable and necessary for him to make the covenants and undertakings set forth herein. Each party further agrees that if such party breaches or attempts to breach or violate any of the provisions, the other party will be irreparably harmed and monetary damages will not provide an adequate remedy. Accordingly, it is agreed that each party may apply for and shall be entitled to temporary, preliminary and permanent injunctive relief (without the necessity of posting a bond or other security) to prevent any breach or threatened breach of this Agreement or to enforce the provisions hereof, and each party hereby consents to the granting of such injunctive relief, including specific performance, without having to prove the inadequacy of the available remedies at law or actual damages and without the requirement of posting a bond or other security. It is understood that any such injunctive remedy shall not be exclusive or waive any rights to seek other remedies at law or in equity, and each party shall be entitled to commence legal, judicial or other process. Pringle agrees that the covenants and undertakings covered by this Agreement are reasonable in light of the facts as they exist on the date hereof. However, if at any time, a court having jurisdiction over this Agreement shall determine that the scope, subject matter or duration of any covenant contained herein is unreasonable in any respect, it shall be modified as such court determines may be reasonable so that the Company's interests are protected.

         13. GENERAL RELEASE OF CLAIMS.

         (a) Pringle and 888 Corp. knowingly and voluntarily release and forever discharge GRC, including all present or former affiliates, successors, predecessors, purchasers or sellers of stock or assets, subsidiaries, divisions, successors, assigns, insurers, counsel, investors, creditors, representatives and the current and former employees, stockholders, partners, associates, attorneys, officers, directors and agents thereof (collectively, "GRC Parties"), from any and all claims, known and unknown, which Pringle and/or 888 Corp. has or may have against such GRC Parties as of the date of execution of this Agreement. Pringle and 888 Corp. further covenant and agree not to sue the Company or any current or future officer, director, employee or other representative of the Company with respect to any matter whatsoever except in the case of the violation by the Company of this Agreement.

         (b) GRC knowingly and voluntarily releases and forever discharges Pringle and 888 Corp. and, as applicable, their respective present or former affiliates, successors, predecessors, purchasers or sellers of stock or assets, subsidiaries, divisions, successors, assigns, insurers, counsel, investors, creditors, representatives and the current and former employees, stockholders, partners, associates, attorneys, officers, directors and agents thereof (collectively, "Pringle Parties") from any and all claims, known and unknown, which GRC has or may have against such Pringle Party as of the date of execution of this Agreement; but specifically excluding any claims relating to or arising from any breach or alleged breach of any representation, warranty, covenant or obligation of Pringle and/or 888 Corp. under this Agreement.

         14. THIRD PARTY CLAIMS; INDEMNIFICATION.

         (a) Pringle represents, warrants and covenants with the Company that, except as set forth on Schedule 4(b) or Schedule 14(a) hereto, no third party has any Claims (as hereinafter defined) against the Company (i) in respect of ownership rights to the Company's intellectual property or (ii) as a result of services provided or goods sold to the Company or for any other reason.

         (b) Pringle hereby agrees to indemnify and hold each and all of the GRC Parties harmless from and against any and all suits, claims, liabilities and/or damages of any kind or nature (including attorneys fees) (collectively, "Claims") arising from or relating to any breach or alleged breach of any representation, warranty, covenant, or agreement of Pringle and/or 888 Corp. hereunder. The Company shall have the absolute and unconditional right to offset the amount of any Claims (including any amounts paid by the Company in settlement thereof) against amounts otherwise due Pringle hereunder. In connection therewith, at the Company's option, the Company may offset any indemnification payments owed to the Company by Pringle, 888 Corp. or any Pringle Related Party against amounts payable to Pringle hereunder or demand that Pringle or any Pringle Related Party return shares of Common Stock to the Company at a value equal to the fair market value of such shares on the date of the demand.

         (c) In the event of any Claim brought by a third party, the provisions of this clause (c) shall apply. No payment shall be made by the Company to such third party reimbursable under this Section 14 unless and until such Claim is brought via a lawsuit and until the Company provides notice to FP of such Claim and either (i) FP authorizes the Company to pay such Claim and offset such amount pursuant to the provisions of this Section 14, (ii) FP agrees in writing to assume the defense of such Claim within five (5) days of the Company's notice, or (iii) FP fails to assume the defense of the Claim in writing within five (5) days of the delivery of notice or fails, in the Company's reasonable determination, to defend the Claim during the pendency thereof (in any of such cases, the Company shall have the offset rights set forth in this Section 14). In the event that FP agrees in writing to assume the defense of such Claim, FP shall be responsible for all defense costs related thereto and in such event, the Company shall pay into escrow (with Company counsel) the amount of such Claim in lieu of making payments to FP under this Agreement or at the Company's option require FP to deposit in escrow with Company counsel shares of Common Stock equal to the fair market value thereof, with such escrowed funds or shares being used to pay the third party Claim in the event that the third party Claim is successful.

         15. FURTHER ASSURANCES. Pringle and 888 Corp. each hereby agree to execute and deliver such other instruments (including filings with the U.S. Patent and Trademark Office, as well as filings with any other patent offices outside of the United States, as required by the Company), and take such other action, as GRC may request in connection with the transactions contemplated by this Agreement. In addition, upon explicit written request by the Company, Pringle shall reasonably cooperate and assist with all inquiries from Company employees, vendors and/or customers at no additional cost or expense to the Company and without any further consideration to Pringle hereunder.

         16. GOVERNING LAW AND INTERPRETATION. This Agreement shall be governed and conformed in accordance with the laws of the State of New Jersey, without regard to its choice or conflict of laws provisions. Any litigation proceeding under this Agreement shall be confidential in nature to the fullest extent permitted by applicable law. In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney's fees and disbursements) in addition to any other relief to which such party may be entitled.

         17. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by overnight courier service for next day delivery to the address of such party below (or such other addresses as the party may later specify in a written notice to the other party sent in accordance with this Notice provision):

                  TO PRINGLE AND/OR 888 CORP.:
                  ----------------------------

                  Frank Pringle
                  109 Boxton Road
                  Marlton, New Jersey 08053

                  With a copy to:

                  Michael J. McElhatton, Esq.
                  200 White Horse Pike
                  Haddon Heights, NJ 08035

                  TO THE COMPANY:
                  ---------------

                  Global Resource Corporation
                  408 Bloomfield Drive-Unit #1
                  West Berlin, NJ 08091
                  Attention: President

                  With a copy to:

                  Westerman Ball Ederer Miller & Sharfstein, LLP
                  170 Old Country Road, 4th floor
                  Mineola, New York 11501
                  (516) 622-9200
                  Attn:  Alan C. Ederer, Esq.

         All notices hereunder shall be deemed received the day after being sent by next-day delivery with a recognized overnight courier service.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19. HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         20. AMENDMENT. This Agreement may not be modified, altered or changed except in writing, in a document signed by all parties.

         21. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. Pringle has not relied on any representation, promise, or agreement of any kind in connection with the decision to accept this Agreement, except for those set forth in this Agreement.

         22. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision.

23. PRODUCT OF NEGOTIATION. The terms of this Agreement are the product of negotiation and compromise between the parties. The meaning, effect and terms of this Agreement have been discussed by the parties with their respective counsel and agreed upon by the parties hereto. In the event of an ambiguity in the interpretation of this Agreement, no party shall be deemed to have been the draftsman thereof.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have knowingly and voluntarily executed this Agreement as of the date first set forth above.

                                           888 CORPORATION


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                           ------------------------------
                                           FRANK PRINGLE


                                           GLOBAL RESOURCE CORPORATION


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                                           SCHEDULE A
                                                           ----------

                                                 Assigned Intellectual Property

----------------- --------------------- ------------------------- ------------------------------------- -----------------------
ATTORNEY DOCKET   COUNTRY               APPLICATION NUMBER        TITLE                                 INVENTOR(S)
NUMBER
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0002          United States         60/750098                 METHOD & SYSTEM FOR NON-PYROLYTIC     PRINGLE, FRANK G.
                                                                  REDUCTION
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0004          United States         11/610823                 MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK G.
                                                                  HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0005          Patent Cooperation    PCT/US2006/048015         MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK C.
                  Treaty                                          HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0006          Patent Cooperation    PCT/US2006/048262         DEVICE PRODUCING AND USE OF           PRINGLE, FRANK G.
                  Treaty                                          MICROWAVE ENERGY FOR THERMOTHERAPY
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0007          United States         11/610962                 USE OF MICROWAVE ENERGY FOR           PRINGLE, FRANK G.
                                                                  THERMOTHERAPY
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0010          United States         60/943991                 MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK G.
                                                                  HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0018          Canada                2633091                   MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK C.
                                                                  HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0019          European Patent       06845600.3                MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK C.
                  Convention                                      HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0020          Norway                20082798                  MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK C.
                                                                  HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0021          Mexico                08/07748                  MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK C.
                                                                  HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0022          Australia             2006335213                MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK C.
                                                                  HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------


                                                             -18-

----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0023          Brazil                N/A                       MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK C.
                                                                  HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0024          United States         12/138905                 MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK G.
                                                                  HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0025          Patent Cooperation    PCT/US2008/066872         MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK G.
                  Treaty                                          HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0026          Australia             2006325835                DEVICE PRODUCING AND USE OF           PRINGLE, FRANK G.
                                                                  MICROWAVE ENERGY FOR THERMOTHERAPY
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0027          Canada                N/A                       USE OF MICROWAVE ENERGY FOR           PRINGLE, FRANK G.
                                                                  THERMOTHERAPY
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0028          European Patent       06845727.4                USE OF MICROWAVE ENERGY FOR           PRINGLE, FRANK G.
                  Convention                                      THERMOTHERAPY
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0029          Argentina             P080102579                MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK G.
                                                                  HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0030          Venezuela             2008-001185               MICROWAVE-BASED RECOVERY OF           PRINGLE, FRANK G.
                                                                  HYDROCARBONS AND FOSSIL FUELS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------


                                                             -19-

                                                         SCHEDULE 4(b)
                                                         -------------

----------------- --------------------- ------------------------- ------------------------------------- -----------------------
ATTORNEY DOCKET   COUNTRY               APPLICATION NUMBER        TITLE                                 INVENTOR(S)
NUMBER
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0032          United States         61/080713                 ELECTRO-MAGNETIC RESONANCE DEVICES    EVERLEIGH, CARL
                                                                  AND RELATED METHODS
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0033          United States         61/101462                 MICROWAVE-BASED RECOVERY OF           HEDMAN, LENNART
                                                                  HYDROCARBONS AND FOSSIL FUELS
                                                                                                        EVERLEIGH, CARL
----------------- --------------------- ------------------------- ------------------------------------- -----------------------
GBRC0034          United States         61/109743                 MICROWAVE-BASED RECOVERY OF           HEDMAN, LENNART
                                                                  HYDROCARBONS AND FOSSIL FUELS
                                                                                                        EVERLEIGH, CARL
----------------- --------------------- ------------------------- ------------------------------------- -----------------------



                                                             -20-

                                 SCHEDULE 14(a)
                                 --------------

                                      NONE







                                      -21-